UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to Vote of Security Holders.

On September 22, 2011, Dataram held its Annual Meeting ofShareholders. At that meeting, the Shareholders elected Directors for an annual term, ratified the selection of the Company’s Independent Registered Public Accounting Firm and approved the Dataram Corporation 2011 Stock Option Plan. The results of that voting are as follows:

1. Election of Directors. The votes were received as follows:

			BROKERS’
	FOR	WITHHELD	NONVOTES

Thomas A. Majewski	2,279,271	1,556,116	5,556,596
John H. Freeman	2,281,416	1,553,971	5,556,596
Roger C. Cady	2,286,531	1,548,856	5,556,596
Rose Ann Giordano	2,283,990	1,551,397	5,556,596

2. Ratification of Independent Registered Public Accounting Firm:

			BROKERS’
FOR	AGAINST	ABSTAIN	NONVOTES

8,050,867	1,263,786	77,329	0

3. Approval of the Dataram Corporation 2011 Stock Option Plan:

			BROKERS’
FOR	AGAINST	ABSTAIN	NONVOTES

2,348,119	1,452,202	35,065	5,556,596

All directors were re-elected by a majority of the votes cast. The Company’s selection of accountants was ratified. The stock option plan was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

By: MARK MADDOCKS
Date: September 23, 2011	/s/ Mark Maddocks
Mark Maddocks, Vice President-Finance
and Chief Financial Officer